Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$29,584,211
Realized Gain (Loss) on Swap Contracts	3,461,664
Unrealized Gain (Loss) on Market Value of Commodity Futures	(68,031)
Unrealized gain (loss) on Fair Value of Swap Contracts	(25)
Dividend Income	813,773
Interest Income	4,705,737
ETF Transaction Fees	25,000
Total Income (Loss)	$38,522,329

Expenses
General Partner Management Fees	$569,946
Professional Fees	172,323
Brokerage Commissions	54,816
Directors' Fees and insurance	63,306
License fees	18,999
Total Expenses	$879,390
Net Income (Loss)	$37,642,939

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/23	$1,630,200,959
Additions (4,500,000 Shares)	308,726,865
Withdrawals (6,300,000 Shares)	(442,252,256)
Net Income (Loss)	37,642,939

Net Asset Value End of Month	$1,534,318,507
Net Asset Value Per Share (22,723,603 Shares)	$67.52

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596